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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) February 20, 1997
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                             UNIHOLDING CORPORATION
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             (Exact name of registrant as specified in its charter)


        Delaware              0-9833              58-1443790
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(State or other jurisdiction  (Commission        (IRS Employer
   of incorporation)          File Number)    Identification No.)



  96 Spring Street, New York, New York            10012
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(Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code (212) 219-9496


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Item 2.  Acquisition or Disposition of Assets.

         The  registrant's  subsidiaries  sold 5% of the shares of Unilabs SA, a
Switzerland corporation ("ULSA") to each of three institutions. More specifically, the registrant's subsidiaries entered into and closed three Share Purchase Agreements dated January 17, February 6 and February 17, 1997 with, respectively, as purchasers, EIBA "Eidgenoessische Bank" Beteiligungs und Finanzgesellschaft (a Swiss bank wholly-owned by Union Bank of Switzerland), Banque Cantonale de Geneve and KK Trust AG. The third Agreement closed on February 20, 1997. The purchase price was 6.5 million Swiss Francs in cash for each acquisition of 5% of ULSA or an aggregate purchase price for 15% of ULSA of
19.5 million Swiss Francs (approximately US$13.3 million). The prices paid indicate that the purchasers estimate the aggregate value of ULSA to be at least 130 million Swiss Francs (approximately US$88 million). As a result of this series of transactions, the Company had sold 15% of the shares of ULSA and the Company then owned approximately 79% of ULSA.

         ULSA and its subsidiaries operate a European clinical laboratory network, including 20 laboratories and 27 specimen collection centers.

         As announced on February 21, 1997, ULSA had retained bankers in connection with a proposed initial public offering in Europe. This offering included the issuance by ULSA of an additional 20% of its equity and the sale by the Company of a portion of its holding in ULSA, thereby diluting the Company's holding in ULSA to approximately 60%. This offering resulted in a listing of ULSA on the Swiss Stock Exchange on April 25, 1997. The aggregate net proceeds received by the Company from the offering amounted to SFr 40 million (approximately $27 million). The lead-manager of the offering was Union Bank of Switzerland (the parent of the first purchaser listed above).


















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Item 7.  Financial Statements and Exhibits.


(c)      Exhibits (Filed March 7, 1997)

         (2-1) Share Purchase Agreement between Unilabs Management Co. Ltd, as Seller, and EIBA "Eidgenoessische Bank" Beteiligungs und Finanzgesellschaft, as Purchaser, dated January 17, 1997.

         (2-2) Share Purchase Agreement between Unilabs Group Limited and Unilabs Management Co. Ltd. and Banque Cantonale de Geneve, dated February 6, 1997.

         (2-3)             Share  Purchase   Agreement   between  Unilabs  Group
                           Limited and KK Trust AG., dated February 17, 1997.




































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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        UNIHOLDING CORPORATION
                                        (Registrant)


Date:  May 28, 1997                     By: /s/Bruno Adam
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                                            BRUNO ADAM
                                            Chief Financial Officer



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